UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

ADT INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

PROXY STATEMENT SUPPLEMENT

ADT Inc.

1501 Yamato Road

Boca Raton, FL 33431

To Stockholders of ADT Inc.:

The following information relates to the Proxy Statement (the “Proxy Statement”) of ADT Inc. (the “Company”), filed on April 29, 2019 and furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board of Directors”) for the 2019 Annual Meeting of Stockholders and any adjournment or postponement thereof (the “Annual Meeting”) to be held on June 13, 2019, at 9:30 a.m., local time, at the Farmer’s Table Event Center, 1901 N. Military Trail, Boca Raton, FL 33431.

THE PROXY STATEMENT CONTAINS IMPORTANT INFORMATION AND THIS PROXY STATEMENT SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT

Explanatory Note

This Proxy Statement Supplement (this “Supplement”) is being filed solely to supplement the disclosure under the heading “Certain Relationships and Related Transactions—Other Transactions” beginning on page 48 of the Proxy Statement. Except as described in this Supplement, the information provided in the Proxy Statement continues to apply. To the extent that information in this Supplement differs from or updates information contained in the Proxy Statement, the information in this Supplement is more current. Defined terms used but not defined in this Supplement have the meanings set forth in the Proxy Statement.

Supplement to Proxy Statement

The disclosure under the heading “Certain Relationships and Related Transactions—Other Transactions” beginning on page 48 of the Proxy Statement is supplemented by adding the paragraph set forth below at the end of the current disclosure:

“For the fiscal year ended December 31, 2018, we paid fees in the ordinary course of business of approximately $417,400 to a provider of photocopier equipment and support services that is controlled by funds affiliated with our Sponsor. The Company continues to purchase services from this company in 2019.”

There are no changes to the proposals to be acted upon at the Annual Meeting, which are described in the Proxy Statement, or the proxy card you previously received. If you have already submitted your proxy, you do not need to take any action unless you wish to change your vote. If you have already submitted your proxy card and wish to change your vote based on any of the information contained in this Supplement, you may change your vote or revoke your proxy at any time before it is voted at the Annual Meeting by following the instructions in the Proxy Statement.

We look forward to your attendance in person or by proxy at our Annual Meeting.

By order of the Board of Directors,

/s/ David Smail
David Smail
Executive Vice President, Chief Legal Officer and Secretary